EXHIBIT 23









INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement No. 333-42859 of Merrill Lynch & Co., Inc. on Form S-3 of our reports dated March 28, 2000, appearing in this Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Funding III, L.P.for the period ended December 31, 1999.


/s/ Deloitte & Touche LLP


New York, New York
March 28, 2000